SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): MAY 1, 1997

                        PRIDE PETROLEUM SERVICES, INC.
            (Exact name of registrant as specified in its charter)

        LOUISIANA                      0-16961                   76-0069030
(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)

      1500 CITY WEST BLVD., SUITE 400
              HOUSTON, TEXAS                           77042
 (Address of principal executive offices)           (Zip Code)

       Registrant's telephone number, including area code:  713/789-1400
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ITEM 5.     OTHER EVENTS.

            The Underwriting Agreements dated May 1, 1997 and May 2, 1997 by and among Pride Petroleum Services, Inc. (the "Company") and the underwriters listed on the respective schedules 1 thereto, which relate, respectively, (i) to the offering of 4,300,000 shares of the Company's common stock, no par value ("Common Stock"), together with up to 645,000 shares of Common Stock subject to an underwriters' overallotment option, and (ii) to the offering of $325 million principal amount of the Company's 93/8% Senior Notes due 2007 (the "Notes"), each of which under the Company's Registration Statement of Form S-3 (Registration No. 333-21385), are being filed as exhibits to this report. A form of Supplemental Indenture between the Company and The Chase Manhattan Bank, as trustee, relating to the Notes and a form of Note are also being filed as exhibits to this report.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      (c)   EXHIBITS.

      1.1 -- Underwriting Agreement dated as of May 1, 1997 by and between Pride Petroleum Services, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, Jefferies & Company, Inc., Robert W. Baird & Co. Incorporated, Morgan Keegan & Company, Inc., Simmons & Company International and Southcoast Capital Corporation, as representatives of the underwriters named on schedule 1 thereto.

      1.2 -- Underwriting Agreement dated as of May 2, 1997 by and between Pride Petroleum Services, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, Jefferies & Company, Inc., Robert W. Baird & Co. Incorporated, Morgan Keegan & Company, Inc., Simmons & Company International and Southcoast Capital Corporation, as representatives of the underwriters named on schedule 1 thereto.

      4.1 -- Form of Supplemental Indenture between Pride Petroleum Services, Inc. and The Chase Manhattan Bank, as trustee.

      4.2   -- Form of Note (contained in Exhibit 4.1).

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                                   SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        PRIDE PETROLEUM SERVICES, INC.

                          By: /s/ EARL W. MCNIEL
                                  Earl W. McNiel
                                  Vice President and Chief Financial Officer

Date: May 6, 1997

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